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                                                                     EXHIBIT 4.7
                                  HOTRAIL, INC.

                                2000 EQUITY PLAN
                 (Plan Pursuant to Section 25102(f) & Rule 504)

                            As Adopted April 19, 2000


         1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries, by offering them an opportunity to participate in the Company's future performance through awards of Options, Warrants, Restricted Stock and Stock Bonuses. Capitalized terms not defined in the text are defined in Section 24.

         2. SHARES SUBJECT TO THE PLAN.

            2.1 Number of Shares Available. Subject to Sections 2.2 and 19, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 750,000 Shares. Subject to Sections 2.2 and 19, Shares will again be available for grant and issuance in connection with future Awards under this Plan that: (a) are subject to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option,
(b) are subject to an Award granted hereunder but are forfeited or are repurchased by the Company as set forth herein, or (c) are subject to an Award that otherwise terminates without Shares being issued. At all times the Company will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

            2.2 Adjustment of Shares. In the event that the number of outstanding shares of the Company's Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of, and number of Shares subject to, outstanding Options and Warrants, and (c) the Purchase Price of, and number of Shares subject to, other outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be paid in cash at Fair Market Value of such fraction of a Share or will be rounded down to the nearest whole Share, as determined by the Committee.

         3. ELIGIBILITY. Options may be granted only to Service Providers. ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to Service Providers, Strategic Partners and Strategic Partner Affiliates. No person will be eligible to receive more than 400,000 Shares (as such number may be adjusted for stock splits, stock dividends and the like) in any calendar year under this Plan pursuant to the grant of Options or Warrants hereunder, other than a new employee of the Company or of a Parent or Subsidiary of the Company (including a new employee who is also an officer and/or director of the Company or any Parent or Subsidiary of the Company), each of whom is eligible to receive up to a maximum of 500,000 Shares (as such number may be adjusted for stock splits, stock dividends and the like) in the calendar year in which such employee commences his or her employment. A person or entity may be granted more than one Award under this Plan.


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         4. ADMINISTRATION.

            4.1 Committee Authority. This Plan will be administered by the Committee or the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

                (a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

                (b) prescribe, amend and rescind rules and regulations relating to this Plan;

                (c) select persons to receive Awards;

                (d) determine the form and terms of Awards;

                (e) determine the number of Shares or other consideration subject to Awards;

                (f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

                (g) grant waivers of Plan or Award conditions;

                (h) determine the vesting, exercisability and payment of Awards;

                (i) correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

                (j) determine whether an Award has been earned; and

                (k) make all other determinations necessary or advisable for the administration of this Plan.

            4.2 Committee Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, and subject to Section 5.9, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.

         5. OPTIONS. The Committee may grant Options to any Service Provider and the Committee will determine whether such Options will be Incentive Stock Options within the meaning of the Code ("ISOS") or Nonqualified Stock Options ("NQSOS"), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following.

            5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO ("STOCK OPTION AGREEMENT"), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

            5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

            5.3 Exercise Period. Options may be exercisable immediately (whether or not subject to repurchase pursuant to Section 13 of this Plan) or may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company ("TEN PERCENT SHAREHOLDER") will be exercisable after the expiration of five years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.


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            5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may not be less than 85% of the Fair Market Value of the Shares on the date of grant; provided that
(a) the Exercise Price of an ISO will not be less than 100% of the Fair Market Value of the Shares on the date of grant and (b) the Exercise Price of any ISO granted to a Ten Percent Shareholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Section 9 of this Plan.

            5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the "EXERCISE AGREEMENT") in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant's investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price, and any applicable taxes, for the number of Shares being purchased.

            5.6 Termination. Subject to earlier termination pursuant to Sections 19 and 20 and notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

                (a) If the Participant is Terminated for any reason except death, Disability or for Cause, then the Participant may exercise such Participant's Options only to the extent that such Options are exercisable upon the Termination Date no later than three months after the Termination Date (or such shorter time period, not less than 30 days, as may be specified in the Stock Option Agreement) or such longer time period not exceeding five years after the Termination Date as may be determined by the Committee, with any exercise beyond three months after the Termination Date deemed to be an NQSO, but in any event, no later than the expiration date of the Options.

                (b) If the Participant is Terminated because of Participant's death or Disability (or the Participant dies within three months after a Termination other than because of Participant's Disability or Cause), then Participant's Options may be exercised only to the extent that such Options are exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant's legal representative or authorized assignee) no later than twelve months after the Termination Date (or such shorter time period, not less than six months, or longer time period not exceeding five years after the Termination Date, as may be determined by the Committee and specified in the Stock Option Agreement), with any exercise beyond (a) three months after the Termination Date when the Termination is for any reason other than the Participant's death or disability, within the meaning of Section 22(e)(3) of the Code, or (b) 12 months after the Termination Date when the Termination is for Participant's death or disability, within the meaning of Section 22(e)(3) of the Code, deemed to be an NQSO, but in any event no later than the expiration date of the Options.

                (c) If the Participant is terminated for Cause, then Participant's Options shall expire on such Participant's Termination Date, or at such later time and on such conditions as are determined by the Committee.

            5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

            5.8 Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year


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will be ISOs and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date (as defined in Section 19 below) to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

            5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 of this Plan for Options granted on the date the action is taken to reduce the Exercise Price.

            5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under
Section 422 of the Code.

         6. WARRANTS. The Committee may grant Warrants to any Service Provider, Strategic Partner or Strategic Partner Affiliate and the Committee will determine the number of Shares subject to the Warrant, the Exercise Price of the Warrant, the period during which the Warrant may be exercised, and all other terms and conditions of the Warrant, subject to the following.

            6.1 Form of Warrant. Each Warrant granted under this Plan will be evidenced by an Award Agreement ("WARRANT AGREEMENT"), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan. The Warrant Agreement will contain the restrictions imposed on the Shares purchased under such Agreement, if any, and such representations and agreements regarding Participant's investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws.

            6.2 Date of Grant. The date of grant of an Warrant will be the date on which the Committee makes the determination to issue such Warrant, unless otherwise specified by the Committee. The Warrant Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Warrant.

            6.3 Exercise Period. Warrants may be exercisable immediately (whether or not subject to repurchase pursuant to Section 13 of this Plan) or may be exercisable within the times or upon the events determined by the Committee as set forth in the Warrant Agreement governing such Option; provided, however, that no Warrant will be exercisable after the expiration of ten years from the date the Warrant is granted. The Committee also may provide for Warrants to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines. Subject to earlier termination of the Warrant as provided in this Plan, each Participant who is not an officer, director or consultant of the Company or of a Parent or Subsidiary of the Company shall have the right to exercise any Warrant granted hereunder at the rate of at least 20% per year over five years from the date such Warrant is granted.

            6.4 Exercise Price. The Exercise Price of a Warrant will be determined by the Committee when the Warrant is granted and may not be less than 100% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased upon exercise of the Warrant must be made in accordance with Section 9 of this Plan and may be issued subject to net exercise provisions as permitted by Section 16 below.


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            6.5 Method of Exercise. Warrants may be exercised only by delivery to the Company of the original Warrant Agreement, stating on the warrant exercise form attached thereto the number of Shares being purchased and such representations and agreements regarding Participant's investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price, and any applicable taxes, for the number of Shares being purchased.

            6.6 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of a Warrant, provided that such minimum number will not prevent Participant from exercising the Warrant for the full number of Shares for which it is then exercisable.

            6.7 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Warrants and authorize the grant of new Warrants in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Warrant previously granted. The Committee may reduce the Exercise Price of outstanding Warrants without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 6.4 of this Plan for Warrants granted on the date the action is taken to reduce the Exercise Price.

         7. RESTRICTED STOCK. A Restricted Stock Award is an offer by the Company to sell Shares that are subject to restrictions to any Service Provider, Strategic Partner or Strategic Partner Affiliate. The Committee will determine to whom an offer will be made, the number of Shares the person or entity may purchase, the Purchase Price, the restrictions to which the Shares will be subject, if any, and all other terms and conditions of the Restricted Stock Award, subject to the following.

            7.1 Form of Restricted Stock Award. All purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement ("RESTRICTED STOCK PURCHASE AGREEMENT") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The Restricted Stock Award will be accepted by the Participant's execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within 30 days from the date the Restricted Stock Purchase Agreement is delivered to the person or entity. If such person or entity does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within such 30 days, then the offer will terminate, unless otherwise determined by the Committee.

            7.2 Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Award will be determined by the Committee and will be at least 100% of the Fair Market Value of the Shares on the date the Restricted Stock Award is granted or at the time the purchase is consummated. Payment of the Purchase Price may be made in accordance with Section 9 of this Plan.

            7.3 Restrictions. Restricted Stock Awards may be subject to the restrictions set forth in Section 13 of this Plan or such other restrictions (if any) as the Committee may impose.

         8. STOCK BONUSES.

            8.1 Awards of Stock Bonuses. A Stock Bonus is an award of Shares (which may consist of Restricted Stock) to any Service Provider, Strategic Partner or Strategic Partner Affiliate for past services already rendered to the Company or any Parent or Subsidiary of the Company or to a Strategic Partner or Strategic Partner Affiliate in consideration for entering into and/or performing any contract to provide goods, property or rights to the Company or any Parent or Subsidiary of the Company. A Stock Bonus shall be awarded pursuant to an Award Agreement (the "STOCK BONUS AGREEMENT") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. A Stock Bonus may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant's individual Award Agreement (the "PERFORMANCE STOCK BONUS AGREEMENT") that will be in such form (which need not be the same for each


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Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. Stock Bonuses may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Parent or Subsidiary and/or individual performance factors or upon such other criteria as the Committee may determine; provided, however, that performance-based bonuses shall be restricted to individuals earning at least 60,000 per year and of adequate sophistication and sufficiently empowered to achieve the performance goals.

            8.2 Terms of Stock Bonuses. The Committee will determine the number of Shares to be awarded to the Participant and whether such Shares will be subject to the restrictions provided for in Section 13 below or to such other restrictions as may be deemed appropriate by the Committee. If the Stock Bonus is being earned upon the satisfaction of performance goals pursuant to a Performance Stock Bonus Agreement, then the Committee will determine: (a) the nature, length and starting date of any period during which performance is to be measured (the "PERFORMANCE PERIOD") for each Stock Bonus; (b) the performance goals and criteria to be used to measure the performance, if any; (c) the number of Shares that may be awarded to the Participant; and (d) the extent to which such Stock Bonuses have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

            8.3 Form of Payment. The earned portion of a Stock Bonus may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash, whole Shares, including Restricted Stock, or a combination thereof, either in a lump sum payment or in installments, all as the Committee will determine.

            8.4 Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason or, if applicable, the business relationship between the Company and the Participant is terminated, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Stock Bonus only to the extent earned as of the date of such termination in accordance with the Performance Stock Bonus Agreement, unless the Committee will determine otherwise.

         9. PAYMENT FOR SHARE PURCHASES.

            9.1 Payment. Payment for Shares purchased pursuant to this Plan pursuant to Sections 5 through 7 may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

                (a) by cancellation of indebtedness of the Company to the Participant;

                (b) for Service Providers only, by surrender of shares that either: (i) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (ii) were obtained by Participant in the public market;

                (c) for Service Providers only, by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Participants who are not employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares.

                (d) for Service Providers only, by waiver of compensation due or accrued to the Participant for services rendered;


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                (e) for Service Providers only, with respect only to purchases upon exercise of an Option, and provided that a public market for the Company's stock exists:

                    (i) through a "same day sale" commitment from the
                Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD DEALER") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

                    (ii) through a "margin" commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

                (f) by any applicable combination of the foregoing.

            9.2 Loan Guarantees. The Committee may help the Participant pay for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

        10. WITHHOLDING TAXES.

            10.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

            10.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee for such elections and be in writing in a form acceptable to the Committee.

         11. PRIVILEGES OF STOCK OWNERSHIP. No Participant will have any of the rights of a shareholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Unvested Shares that are repurchased pursuant to Section 13.

         12. TRANSFERABILITY. Awards, other than Warrants, granted under this Plan, and any interest therein, will not be transferable or assignable by a Participant otherwise than by will or by the laws of descent and distribution. During the lifetime of any Participant who is a natural person, such an Award will be exercisable only by the Participant or Participant's legal representative. Any elections with respect to an Award, may be made only by a Participant or such Participant's legal representative. No Award may be transferred or


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assigned to a competitor or potential competitor of the Company, nor shall be made subject to execution, attachment or similar process, and each such permitted transfer or assignment must be consistent with the specific Plan and Award Agreement provisions relating thereto.

         13. RESTRICTIONS ON SHARES. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right of first refusal to purchase all Shares that a Participant (or a subsequent transferee) may propose to transfer to a third party, provided, that such right of first refusal terminates upon the Company's initial public offering of Common Stock pursuant an effective registration statement filed under the Securities Act and/or:

             (a) with respect to a Participant who is a Service Provider, a right to repurchase Unvested Shares held by the Participant following such Participant's Termination at any time within 90 days after Participant's Termination Date, or in the case of securities issued upon exercise of an Option after the Participant's Termination Date, within 90 days after the date of such exercise for cash and/or cancellation of purchase money indebtedness, at the Participant's Exercise Price or Purchase Price, as the case may be; or

             (b) in the case of a Strategic Partner or Strategic Partner Affiliate, a right to repurchase any Shares held by the Participant upon such terms and conditions as are set forth in the Award Agreement.

         14. CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

         15. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant's Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant's obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

         16. EXCHANGE AND BUYOUT OF AWARDS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, shares of Common Stock of the Company (including restricted stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

         17. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to (a) obtaining


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

any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) compliance with any exemption or completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

         18. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant's employment or other relationship at any time, with or without Cause.

         19. CORPORATE TRANSACTIONS.

             19.1 Assumption or Replacement of Awards Other than Warrants. In the event of

                  (a) a dissolution or liquidation of the Company,

                  (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption, conversion or replacement will be binding on all Participants),

                  (c) a merger in which the Company is the surviving corporation but after which the shareholders of the Company immediately prior to such merger (other than any shareholder which merges with the Company in such merger, or which owns or controls another corporation which merges, with the Company in such merger) cease to own at least 90% of their shares or other equity interests in the Company,

                  (d) the sale of all or substantially all of the assets of the Company or

                  (e) the sale by the shareholders of the Company of at least 90% of the outstanding shares of capital stock of the Company in one transaction or series of related transactions,

then, any or all outstanding Awards other than Warrants may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to such Participants as was provided to shareholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by such Participant, substantially similar shares or other property subject to repurchase restrictions and other provisions no less favorable to the Participant than those which applied to such outstanding Shares immediately prior to such transaction described in this Subsection 19.1. In the event such successor corporation (if any) refuses to assume or substitute Awards other than Warrants, as provided above, pursuant to a transaction described in this Subsection 19.1, then notwithstanding any other provision in this Plan to the contrary, the vesting of such Awards will accelerate and the Awards will vest and become exercisable as to one (1) year in addition to the amount of vesting that would have been applicable in the absence of such accelerated vesting, which vesting shall accelerate prior to the consummation of such transaction at such times and on such conditions as the Committee determines, and if such Awards are not exercised in full prior to the consummation of such transaction, they will expire as to the unexercised portion on the occurrence of such transaction at such time and on such conditions as the Committee will determine.

             19.2 Termination or Assumption of Warrants. All Warrants shall terminate or be assumed upon a transaction described in Section 19.1 as provided in the Warrant Agreement.

             19.3 Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 19, in the event of the occurrence of any transaction described in Section 19.1, any outstanding Awards will be treated as provided in the applicable agreement entered into by the Company in connection therewith or the plan of merger, consolidation, dissolution or liquidation relating thereto.

             19.4 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under this Plan in substitution of such other company's award, or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to
Section 424(a) of the Code). In the event the Company elects to grant a new Award rather than assuming an existing award, such new Award be granted with a similarly adjusted Exercise Price.

         20. ADOPTION AND SHAREHOLDER APPROVAL. This Plan will become effective on the date that it is adopted by the Board (the "EFFECTIVE DATE"). This Plan will be approved by the shareholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within 12 months before or after the Effective Date. Upon the Effective Date, the Board may grant Awards pursuant to this Plan; provided, however, that: (a) no Option or Warrant may be exercised prior to initial shareholder approval of this Plan; (b) no Option or Warrant granted pursuant to an increase in the number of Shares subject to this Plan approved by the Board will be exercised prior to the time such increase has been approved by the shareholders of the Company; (c) in the event that initial shareholder approval of this Plan is not obtained within the time period provided herein, all Awards granted hereunder will be canceled, any Shares issued pursuant to any Award will be canceled and any purchase of Shares hereunder will be rescinded; and (d) Awards granted pursuant to an increase in the number of Shares approved by the Board which increase is not timely approved by shareholders shall be canceled, any Shares issued pursuant to any such Award shall be canceled and any purchases of Shares subject to any such Award shall be rescinded.

         21. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will terminate ten years after the Effective Date or, if earlier, the date of Board approval. This Plan and all agreements hereunder shall be governed by and construed in accordance with the laws of the State of California.

         22. AMENDMENT OR TERMINATION OF PLAN. Subject to Section 5.9, the Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the shareholders of the Company, amend this Plan in any manner that requires such shareholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans.

         23. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the shareholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options, warrants and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

         24. DEFINITIONS. As used in this Plan, the following terms will have the following meanings.

         "AWARD" means any award under this Plan, including any Option, Warrant, Restricted Stock Award or Stock Bonus.

         "AWARD AGREEMENT" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award, including but not limited to a Stock Option Agreement, Exercise Agreement, Warrant Agreement, Restricted Stock Purchase Agreement, Stock Bonus Agreement and Performance Stock Bonus Agreement.

         "BOARD" means the Board of Directors of the Company.

         "CAUSE" means Termination because of (a) any willful material violation by the Participant of any law or regulation applicable to the business of the Company or a Parent or Subsidiary of the Company, the Participant's conviction for, or guilty plea to, a felony or a crime involving moral turpitude, any willful perpetration by the Participant of a common law fraud or any unlawful use by the Participant of drugs or other controlled substances, (b) the Participant's commission of an act of personal dishonesty which involves personal profit in connection with the Company or any other entity having a business relationship with the Company, (c) any material breach by the Participant of any material provision of any agreement or understanding between the Company or any Parent or Subsidiary of the Company, and the Participant regarding the terms of the Participant's service as an employee, director, consultant, independent contractor or adviser to the Company or any Parent or Subsidiary of the Company, including without limitation, the willful and continued failure or refusal of the Participant to perform the material duties required of such Participant as an employee, director, consultant, independent contractor or adviser of the Company or any Parent or Subsidiary of the Company, other than as a result of having a Disability, or a breach of any applicable invention assignment and confidentiality agreement or similar agreement between the Company or any Parent or Subsidiary of the Company and the Participant, (d) Participant's intentional disregard of the policies of the Company so as to cause loss, damage or injury to the property, reputation or employees of the Company or any Parent or Subsidiary of the Company, or (e) any other misconduct by the Participant which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or a Parent or Subsidiary of the Company.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMITTEE" means the committee appointed by the Board to administer this Plan, or if no committee is appointed, the Board.

         "COMPANY" means HOTRAIL, INC. or any successor corporation.

         "DISABILITY" means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

         "EXERCISE PRICE" means the price at which a holder of an Option or Warrant may purchase the Shares issuable upon exercise thereof.

         "FAIR MARKET VALUE" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

                (a) if such Common Stock is then quoted on the Nasdaq National
                    Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

                (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

                (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported by The Wall Street Journal (or, if not so reported, as otherwise reported by any newspaper or other source as the Board may determine); or

                (d) if none of the foregoing is applicable, by the Committee in good faith.

         For purposes of arriving at the Fair Market Value of a Warrant in connection with the net exercise thereof, the Committee shall make its determination in accordance with the provisions set forth in the related Warrant Agreement.

         "INSIDER" means an officer or director of the Company or any other person whose transactions in the Company's Common Stock are subject to
         Section 16 of the Securities and Exchange Act of 1934, as amended.

         "OPTION" means an award of an option to purchase Shares pursuant to
         Section 5.

         "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         "PARTICIPANT" means a person or entity who receives an Award under this Plan.

         "PLAN" means this 2000 Equity Plan, as amended from time to time.

         "PURCHASE PRICE" means the price at which a Participant may purchase Restricted Stock.

         "RESTRICTED STOCK" means Shares purchased pursuant to a Restricted Stock Award.

         "RESTRICTED STOCK AWARD" means an award of Shares pursuant to
         Section 7.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SERVICE PROVIDER" means an employee, officer, director, independent contractor or consultant of the Company or any Parent or Subsidiary of the Company.

         "SHARES" means shares of the Company's Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 19, and any successor security.

         "STOCK BONUS" means an award of Shares, or cash in lieu of Shares, pursuant to Section 8.

         "STRATEGIC PARTNER" means any customer, supplier, partner or other person or entity who has entered into a business agreement with the Company or any Parent or Subsidiary of the Company that is evidenced in writing, including but not limited to a distribution agreement, loan agreement, real property or equipment lease or purchase agreement, but shall not mean a natural person whose only relationship with the Company, its Parent or Subsidiary is the performance of services thereto.

         "STRATEGIC PARTNER AFFILIATE" means an owner, officer, director, employee, independent contractor or consultant to a Strategic Partner.

         "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         "TERMINATION" or "TERMINATED" means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as a Service Provider. A Participant will not be deemed to have ceased to provide services in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated in writing. In the case of any Participant on (a) sick leave, (b) military leave, or (c) an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Stock Option Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "TERMINATION DATE").

         "UNVESTED SHARES" means "Unvested Shares" as defined in the Award Agreement.

         "VESTED SHARES" means "Vested Shares" as defined in the Award
         Agreement.

         "WARRANT" means an award of a warrant pursuant to Section 6.


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